Exhibit 10.15

SECOND AMENDMENT TO

DECEMBER 22, 2017 LICENSE AGREEMENT

THIS Second Amendment to the December 22, 2017 License Agreement ("Second Amendment"), effective as of the date of execution by both parties (the "Effective Date"), is made by and between MDNA Life Sciences Inc. ("MDNA") and Laboratory Corporation of America Holdings ("LabCorp"). LabCorp and MDNA may be referred to herein each as a "Party" or collectively as "Parties."

RECITALS

A.       MDNA and LabCorp entered into a License Agreement having an effective date of December 22, 2017, as amended May 21, 2019 (the "Agreement"); and,

B.       The Parties now wish to amend the Agreement in accordance with the terms of this Second Amendment.

TERMS

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and the mutual covenants set forth herein, the Parties agree as follows:

1.       The definition of "Affiliate or Affiliates" in Section 1 of the Agreement is hereby amended and restated as follows:

"Affiliate" or "Affiliates" means, with respect to a party to this Agreement, any current or future Entity which controls, is controlled by, or is under common control with such party. For purposes of this definition and Section 4.2.e. only, "control" means direct or indirect ownership of at least fifty percent (50%) of the shares or other equity interests of the subject Entity entitled to vote in the election of directors (or, in the case of an Entity that is not a corporation, for the election of the corresponding managing authority).

2.       The definition of "Exclusive Period" in Section 1 of the Agreement is hereby amended and restated as follows:

"Exclusive Period" means the period beginning on the Effective Date and continuing for the remainder of the Term, unless terminated earlier pursuant to Section 2.2.

3.       The definition of "Commencement Date" in Section 1 of the Agreement is hereby amended and restated as follows:

"Commencement Date" means the Commercial Launch Date.

4.       Section 2.2 of the Agreement is hereby amended to add new Section 2.2 (c) as follows:

c.          MDNA will have the right to terminate the Exclusive Period at any time after March 31, 2020 by providing ten (10) days' prior written notice to LabCorp if the Commercial Launch Date has not yet occurred; provided, however, that if LabCorp makes the Licensed Services generally available to its customers within the foregoing ten (10)-day period (i.e., the Commercial Launch Date is within the foregoing ten (10)-day period), then such notice of termination shall be of no effect. Following termination of the Exclusive Period, LabCorp's license to the Licensed Patents shall be non-exclusive for the remainder of the Term. For purposes of clarification, LabCorp's failure to make Licensed Services generally available to its customers prior to March 31, 2020 shall not be considered a breach of this Agreement, and MDNA's sole and exclusive remedy shall be to convert LabCorp 's exclusive license to a non-exclusive license, as described herein.

5.       Section 4.2 of the Agreement is hereby amended and restated as follows:

4.2       Termination. Without limiting any other rights or remedies available to a party, the Term of this Agreement may be terminated:

a.          By LabCorp immediately upon written notice to MDNA at any time prior to the Commercial Launch Date in the event LabCorp reasonably believes that the results of the Preliminary Study did not achieve the desired outcomes described on Exhibit E attached hereto;

b.          By LabCorp at any time, for any reason, upon at least one hundred and eighty (180) days' prior written notice to MDNA;

c.          By MDNA at any time after June 30, 2020 upon ninety (90) days' prior written notice if the Commercial Launch Date has not yet occurred; provided, however, that if LabCorp makes the Licensed Services generally available to its customers within the foregoing ninety (90)-day period (i.e., the Commercial Launch Date is within the foregoing ninety (90)-day period), then such notice of termination shall be of no effect;

d.          By either party because of any material breach of the other party of this Agreement upon thirty (30) days' prior written notice: provided, however, that if such breaching party shall, within the foregoing thirty (30)-day period, cure such breach, then such notice of termination shall be of no effect; or

e.          By LabCorp immediately upon written notice in the event of a Change of Control whereby an Applicable Competitor (defined below) acquires control of MDNA. A "Change of Control" means an event as a result of which the holders of the outstanding voting securities of MONA or the Entities with the power to direct or cause the direction of the management and policies of MONA as of the Effective Date, cease to own a majority of the outstanding voting securities of MDNA or the power to direct or cause the direction of the management and policies of MONA. An "Applicable Competitor" means any commercial clinical laboratory which has gross revenues exceeding $100 million derived from providing diagnostic laboratory services in either the then current year or immediately prior year.

6.       MDNA acknowledges that it has received full payment of the fees under Sections 3.1 and 3.2, as well as the Minimum Annual Royalty for Contract Year 1 under Sections 3.3 and Exhibit C.

7.       All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings assigned them in the Agreement.

8.       Except as expressly stated in this Second Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment through their authorized representatives signing below.

MDNA LIFE SCIENCES INC.		LABORATORY CORPORATION OF AMERICA HOLDINGS

By:		By:

Name:	Chris Mitton	Name:	Marcia T. Eisenber& Ph.D.

Title:	President & CEO	Title:	CSO andSrVP

Date:	November 13, 2019	Date:	11/13/2019

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